UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

BERKSHIRE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51584	04-3510455
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 19, 2008, Berkshire Hills Bancorp, Inc. (the “Company”), the holding company of Berkshire Bank, entered a Letter Agreement (the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury Department”) pursuant to which the Company has issued and sold to Treasury: (i) 40,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total price of $40,000,000; and (ii) a warrant (the “Warrant”) to purchase 226,330 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price per share of $26.51. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A Preferred Stock pays cumulative dividends at a rate of 5% per annum for the first five years and thereafter at a rate of 9% per annum. The Company may not redeem the Series A Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Certificate of Designations filed as Exhibit 4.1 hereto). After three years, the Company may, at its option, redeem the Series A Preferred Stock at the liquidation amount plus accrued and unpaid dividends. The Series A Preferred Stock is generally non-voting. Prior to December 19, 2011, and unless the Company has redeemed all of the Series A Preferred Stock or the Treasury Department has transferred all of the Series A Preferred Stock to a third party, the approval of the Treasury Department will be required for the Company to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in certain circumstances specified in the Purchase Agreement.

The Warrant has a ten year term and is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of the Company’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Company’s common stock, and upon certain issuances of the Company’s common stock at or below a specified price relative to the then current market price of the Company’s common stock. If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than the purchase price of the Series A Preferred Stock from one or more “qualified equity offerings,” the number of shares of common stock issuable pursuant to the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments. Pursuant to the Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

Both the Series A Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register for resale the Series A Preferred Stock, the Warrant and the shares of common stock underlying the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the date on which the Company receives aggregate gross cash proceeds of not less than the purchase price of the Series A Preferred Stock from one or more “qualified equity offerings” and December 31, 2009.

Pursuant to the Purchase Agreement, the closing was subject to each of the Company’s Senior Executive Officers, as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and regulations issued thereunder, delivering to Treasury a written waiver voluntarily, effective December 19, 2008, waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Troubled Assets Relief Program (“TARP”) Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.

The closing also was subject to the Company effecting changes to its Benefit Plans with respect to its Senior Executive Officers as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, to comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date.  The Purchase Agreement required the written consent of those Senior Executive Officers to the extent necessary for the changes to be legally enforceable.  The amendments effecting such changes and related consent were effective December 19, 2008.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its Benefit Plans with respect to its Senior Executive Officers comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date, and has agreed to not adopt any Benefit Plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA.

Item 3.02. Unregistered sales of equity securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03. Material modification to rights of securityholders.

Prior to December 19, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.16 per share of common stock) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

In addition, under the Certificate of Designations, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock.

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03. Amendment to articles of incorporation or bylaws; change in fiscal year

On December 16, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Certificate of Incorporation establishing the terms of the Series A Preferred Stock. This Certificate of Designations is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events

On December 23, 2008, the Company issued a press release announcing completion of its Capital Purchase Program transaction with the United States Department of the Treasury. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

4.1	Certificate of Designations for the Series A Preferred Stock

4.2	Warrant to Purchase Common Stock

10.1	Letter Agreement, dated December 19, 2008, between Berkshire Hills Bancorp, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

99.1	Press Release dated December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: December 23, 2008

By: /s/Kevin P. Riley
       Kevin P. Riley,
       Executive Vice President and
       Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designations for the Series A Preferred Stock

4.2	Warrant to Purchase Common Stock

10.1	Letter Agreement, dated December 19, 2008, between Berkshire Hills Bancorp, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

99.1	Press Release dated December 23, 2008